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                                                                   EXHIBIT 10.29

                                 PROMISSORY NOTE

[SEE ITEM 1 IN ANNEX A]                                         November 1, 1997

        FOR VALUE RECEIVED, the undersigned, [SEE ITEM 2 IN ANNEX A] (the "Investor"), HEREBY PROMISES TO PAY to the order of WGL Holdings, Inc., a Delaware corporation (the "Company"), at 10,000 Wehrle Drive, Clarence, New York 14031 or at such other place as the Company shall from time to time designate, in lawful money of the United States of America in immediately available funds, the principal sum of [SEE ITEM 3 IN ANNEX A], or if less, the unpaid principal amount thereof, and interest on the balance of such principal remaining unpaid from time to time from the date hereof to maturity hereof at a rate per annum equal to 6.42%, all computed on the basis of a 360-day year, as follows:

        (a) annual interest payments, in arrears, commencing on May 1, 1998 and on each May 1 thereafter until the Maturity Date (as hereinafter defined), and

        (b) on November 1, 2007 (the "Maturity Date"), with a payment of the principal sum of [SEE ITEM 3 IN ANNEX A] (or the unpaid balance thereof) and all interest on such principal and on any accrued interest remaining unpaid on the Maturity Date.

        Prepayment of this Promissory Note without penalty may be made at any time and from time to time in whole or in part and interest shall immediately cease on any amount so prepaid. Any prepayment shall be applied first to accrued interest and then to principal. To the extent permitted by law, the unpaid principal hereof and accrued interest hereon shall bear interest after the principal amount hereof has become due and payable (including, without limitation, pursuant to the next succeeding paragraph) (including, without limitation, as a result of acceleration) at a rate per annum equal to eighteen percent (18.00%).

        Should (i) the Investor fail to pay any principal or other amount (other than interest) when due hereunder or pursuant to the Pledge Agreement or, except as expressly provided in the immediately succeeding paragraph of this Promissory Note, fail to pay any interest due hereunder or pursuant to the Pledge Agreement within ten (10) days after written notice to the Investor of nonpayment by the Company (which notice shall be provided pursuant to Section 15 of the Pledge Agreement); or (ii) the Investor be in breach or default under any agreement between the Investor and the Company or under any other agreement involving the borrowing of money or the extension of credit between the Investor and any other party; or (iii) the Investor submit any financial statement or information which proves incorrect in any material respect; or (iv) a receiver, trustee or other similar official be appointed over the Investor or any of its property or assets; or (v) the Investor become insolvent or be unable to pay its debts as they mature or the transaction of the usual business of the Investor be suspended; or (vi) the Investor make a general assignment for the benefit of creditors; or (vii) the Investor file a petition or enter into any voluntary case under any bankruptcy or similar

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law, or seek a liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any such law; or
(viii) the Investor have an involuntary petition under any bankruptcy or any similar law filed against it, or a liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any such law be sought against the Investor; or (ix) the Investor suffer a material adverse change in its financial condition or operations; or (x) any levies of attachment, execution, tax assessments or similar processes be issued against the Investor or any of its properties or assets (each of the foregoing being hereinafter referred to as an "Event of Default"), then and in any such event the principal amount hereof, together with accrued interest thereon and all other amounts due hereunder shall, unless the holder hereof shall otherwise elect, become immediately due and payable, notwithstanding any other provisions hereof, without notice, demand, presentment, protest, notice of protest, dishonor, notice of dishonor, or notice of any other kind, all of which are hereby expressly waived by the Investor. The Investor further waives its rights to interpose any set-off or counterclaim of any nature or type in, or to plead any statute of limitations as a defense to, any action hereunder.

        If this Promissory Note is not paid at maturity and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, arrangement or otherwise for collection hereof, the Investor and each endorser, guarantor, surety or accommodation party liable upon or for payment of this Promissory Note agree to pay all expenses and costs incurred by the holder of this Promissory Note, including without limitation, reasonable attorneys' fees.

        As security for this Promissory Note the Investor gives to the Company a security interest in and to all Pledged Collateral under, and as defined in, that certain Pledge Agreement made by the Investor to the Company, and dated November 1, 1997 (the "Pledge Agreement").

        For purposes of this Promissory Note, the following terms shall have the following meanings:

        "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

        "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by the Investor to the Company or any Subsidiary of the Company, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Subscription Agreement, the Pledge Agreement and/or this Promissory Note (collectively, the "Transaction Documents"). This term includes, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to the Investor under any of the Transaction Documents.

        "Subscription Agreement" shall mean that certain Management Subscription Agreement, dated November 1, 1997, between the Investor and the Company.


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        The Investor and each surety, endorser, guarantor and accommodation party, except as expressly provided in this Promissory Note, waives grace, demand, presentment for payment, notice of dishonor, diligence, bringing of suit, protest and notice of any kind in taking any action to collect any sums owing hereon and in the handling of any security and agrees to all renewals, extensions, and rearrangements hereof and to any release or substitution of security hereof in whole or in part, with or without notice, before or after maturity.

        This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                    INVESTOR:


                                     /S/ [SEE ITEM 2 IN ANNEX A]
                                     -------------------------------------------
                                     [SEE ITEM 2 IN ANNEX A]








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                                     ANNEX A

         The foregoing form of Promissory Note was entered into by six Investors. The information omitted from the foregoing form of Promissory Note with respect to such Investors, which are designated below as parties A through F, respectively, is set forth below:

         ITEM 1

         Party A: $570.000.00
         Party B: $142,000.00
         Party C: $256,000.00
         Party D: $268,000.00
         Party E: $180,000.00
         Party F: $268,000.00

         ITEM 2

         Party A: Edward F. Voboril
         Party B: Susan M. Bratton
         Party C: Larry T. DeAngelo
         Party D: Curtis F. Holmes
         Party E: Arthur J. Lalonde
         Party F: Richard W. Mott

         ITEM 3

         Party A: FIVE HUNDRED SEVENTY THOUSAND DOLLARS ($570,000) Party B: ONE HUNDRED FORTY-TWO THOUSAND DOLLARS ($142,000) Party C: TWO HUNDRED FIFTY-SIX THOUSAND DOLLARS ($256,000) Party D: TWO HUNDRED SIXTY-EIGHT THOUSAND DOLLARS ($268,000) Party E: ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000) Party F: TWO HUNDRED SIXTY-EIGHT THOUSAND DOLLARS ($268,000)


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